Exhibit 99.1

Pulmatrix Announces Termination of Prior Planned Merger and Continues Pursuit of Alternative Merger Opportunities

Cullgen had been seeking approval for a merger with Pulmatrix from the China Securities Regulatory Commission and on February 28, 2026, notified Pulmatrix that Cullgen was terminating the Merger Agreement

- Pulmatrix advances existing discussions on alternative merger opportunities –

Framingham, Mass., March 2, 2026 – Pulmatrix, Inc. (“Pulmatrix” or the “Company”) (Nasdaq: PULM), a biopharmaceutical company that has focused on the development of novel inhaled therapeutic products intended to prevent and treat migraine and respiratory diseases with important unmet medical needs using its patented iSPERSE™ technology, today announced that on February 28, 2026, Cullgen Inc. notified Pulmatrix that Cullgen was terminating the Merger Agreement (as defined herein) and related transactions thereunder. This termination follows the December 2025 press release announcing that Pulmatrix and Cullgen had mutually agreed to waive the “No Solicitation” clause in the Merger Agreement in order to permit each party to explore alternate transactions in the period until closing. At this time, Pulmatrix continues to pursue alternative merger opportunities.

Peter Ludlum, Interim Chief Executive Officer of Pulmatrix, commented, “Due to the significant delays at the Chinese Regulatory Authority (CSRC) in 2025, we initiated a process earlier this year to identify an alternative reverse merger opportunity for the Company, and we are encouraged by both the interest we’ve had to date as well as the recent increase in transaction activity within our industry.”

Prior Proposed Merger with Cullgen

As previously reported, on November 13, 2024, the Company entered into an agreement and plan of merger with Cullgen, as amended by Amendment No. 1 thereto on April 7, 2025 (the “Merger Agreement” and the transactions contemplated thereunder, collectively, the “Merger”).

Additional information about the Merger Agreement and the previously proposed Merger was previously disclosed in a registration statement on Form S-4 (File No. 333-284993) initially filed with the Securities and Exchange Commission (the “SEC”) on February 14, 2025, as amended on April 17, 2025, and May 7, 2025, and declared effective on May 9, 2025.

On June 16, 2025, the Company held a special meeting in lieu of the annual meeting of Pulmatrix stockholders, at which meeting the Company’s stockholders approved the Merger and related proposals. The closing of the Merger was subject to certain closing conditions, including approval from the China Security Regulatory Commission which had not been obtained at the time of Cullgen’s termination.

Pulmatrix Clinical Assets and Proprietary iSPERSE™ Technology

iSPERSE™ Technology

●	iSPERSE™, also licensed to MannKind Corporation and Cipla Technologies for certain fields of use, utilizes particles that are engineered with a small, dense and dispersible profile to exceed the performance of traditional dry powder particles as the iSPERSE™ particles have the dispersibility advantages of porous engineered particles. Pulmatrix believes this results in superior drug delivery compared to traditional oral and injectable forms of treatment for certain diseases.

●	As of December 31, 2025, Pulmatrix’s patent portfolio related to iSPERSE™ included approximately 149 granted patents, 18 of which are U.S.-granted patents, plus approximately 48 pending patent applications in the U.S. and other jurisdictions.

PUR3100

●	PUR3100, a Phase 2-ready asset, is an orally inhaled dihydroergotamine (“DHE”) engineered with Pulmatrix’s iSPERSE™ dry powder inhalation technology for the treatment of acute migraine has a Food and Drug Administration acceptance of an Investigational New Drug (“IND”) application for PUR3100 and receipt of a “study may proceed” letter to proceed with a Phase 2 study. The IND includes a Phase 2 clinical protocol where safety and preliminary efficacy of PUR3100 will be investigated in patients with acute migraine.

●	The Phase 2 IND builds on the Phase 1 trial results of PUR3100, which were published in 2024 in the peer-reviewed publication, Headache: The Journal of Head and Face Pain. The study showed that PUR3100 achieved peak exposures in the targeted therapeutic range and time to maximum concentration occurred at five minutes after dosing at all dosing levels. The PUR3100 dose groups also showed a lower incidence of nausea and no vomiting compared to observations of nausea and vomiting in the intravenously (“IV”) administered DHE dose group.

PUR1800

●	PUR1800 is a Narrow Spectrum Kinase Inhibitor (“NSKI”), engineered with our iSPERSE™ technology, for the treatment of acute exacerbations in chronic obstructive pulmonary disease (“AECOPD”). In 2023, Pulmatrix presented complete results from a Phase 1b study of PUR1800 for AECOPD, indicating PUR1800 was well-tolerated with no observed safety signals. The topline data, along with the results from chronic toxicology studies, support the continued development of PUR1800 for the treatment of AECOPD and other inflammatory respiratory diseases.

●	In 2024, Pulmatrix published an abstract titled “Ex vivo evaluation of the potential for Narrow Spectrum Kinase inhibitors as a treatment for Idiopathic Pulmonary Fibrosis”.

PUR1900

●	PUR1900, approved to proceed to a Phase 3 in India conducted by our partner Cipla, is the Company’s inhaled iSPERSE™ formulation of the antifungal drug itraconazole being investigated for various indications. The Company and its partner, Cipla, wound down a Phase 2b trial that the Company was operating in 2024. Cipla has continued clinical development outside the United States, and in 2025 completed their Phase 2 study in India and have been approved by India’s Central Drug Standard Control Organization to proceed with a Phase 3 clinical trial.

●	Pulmatrix will receive 2% royalties on any potential future net sales by Cipla outside the United States should Cipla successfully market PUR1900 outside the United States. Within the United States, the Company and Cipla share the rights 50/50 and will seek to monetize PUR1900 for indications where an orally inhaled antifungal may provide a therapeutic benefit or fulfill an unmet medical need.

About Pulmatrix, Inc.

Pulmatrix is a biopharmaceutical company that has focused on the development of novel inhaled therapeutic products intended to prevent and treat migraine and respiratory diseases with important unmet medical needs using its patented iSPERSE™ technology. The Company’s proprietary product pipeline includes treatments for central nervous system (“CNS”) disorders such as acute migraine and serious lung diseases such as Chronic Obstructive Pulmonary Disease (“COPD”) and allergic bronchopulmonary aspergillosis (“ABPA”). Pulmatrix’s product candidates are based on its proprietary engineered dry powder delivery platform, iSPERSE™, which seeks to improve therapeutic delivery to the lungs by optimizing pharmacokinetics and reducing systemic side effects to improve patient outcomes.

For more on the Company’s inhaled product candidates please visit:

https://www.pulmatrix.com/pipeline.html.

Forward-Looking Statements

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the federal securities laws. Such forward-looking statements include, but are not limited to, statements of historical fact and may be identified by words such as “anticipates,” “assumes,” “believes,” “can,” “could,” “estimates,” “expects,” “forecasts,” “guides,” “intends,” “is confident that,” “may,” “plans,” “seeks,” “projects,” “targets,” and “would,” and their opposites and similar expressions are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, the consummation of any other potential reverse merger transaction in the future, among others; the Company’s ability to divest its clinical assets on terms favorable to the Company, or at all, the Company’s ability to maintain compliance with the listing standards of the Nasdaq Capital Market; the Company’s ability to conduct its business and raise capital in the future when needed; delays in planned clinical trials; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; the ability to secure and enforce legal rights related to the Company’s products, including patent protection. A discussion of these and other factors, including risks and uncertainties with respect to the Company, including the proposed Merger with Cullgen, is set forth in the Company’s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The Company disclaims any intention or obligation to revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Contact:

Chuck Padala

Managing Director

LifeSci Advisors

646-627-8390

chuck@lifesciadvisors.com